STRUCTURED INVESTMENTS

Client Strategy Guide: May 2011 Offerings                Free Writing Prospectus
                                                               Dated May 2, 2011
                                           Registration Statement No. 333-156423
                                                      Filed Pursuant to Rule 433

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: May 2011 Offerings Page 2

Table of Contents

Important Information Regarding Offering Documents .... page 3
Selected Features & Risk Disclosures .... page 4
Structured Investments Spectrum .... page 5

Tactical Offerings

Offerings with terms of 18 months or less

Enhanced Yield	.... page 6
	.... page 7
	7% to 9% ELKS® based on CBS Corporation (CBS) by Morgan Stanley .... page 8
	Contingent Income Auto-Callable Securities on Freeport-McMoRan Copper & Gold Inc. (FCX) by Morgan Stanley .... page 9
Leveraged Performance	.... page 10
	.... page 11
Access	.... page 12

Strategic Offerings

Offerings with terms of more than 18 months

Market-Linked Deposits - FDIC Insured	.... page 13
Partial Principal at Risk Securities	Equity-Linked Partial Principal at Risk Securities based on the S&P 500® Index (SPX) by Morgan Stanley .... page 14
Leveraged Performance	Trigger PLUS℠ based on the S&P 500® Index (SPX) by Morgan Stanley .... page 15

Selected Risks & Considerations .... page 16

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report. May 2011
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Client Strategy Guide: May 2011 Offerings                                 Page 3

Important Information Regarding Offering Documents

The products set forth in the following pages are intended as a general indication only of the Structured Investments offerings available through Morgan
Stanley Smith Barney through the date when the ticketing closes for each offering. Morgan Stanley Smith Barney or the applicable issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing early on any offering. The information set forth herein provides only a summary of terms and does not contain the complete terms and conditions for any offering of an SEC Registered Offering or a Market
-Linked Certificate of Deposit. You should read the complete offering materials referenced below before you invest in any product.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration statement (including a prospectus) with the Securities and Exchange Commission (or SEC), for the
offerings by that issuer to which this Strategy Guide relates. Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable pricing supplement, prospectus supplements and any other documents relating to the offering that the applicable issuer has filed with the SEC for more complete information about the applicable issuer and the offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.

[] For Registered Offerings Issued by Morgan Stanley:

Morgan Stanley's CIK on the SEC web site is 0000895421

Alternatively, Morgan Stanley Smith Barney will arrange to send you the prospectus and any other documents related to the offering electronically or hard copy if you so request by calling the toll-free number 1-800-584-6837 or emailing prospectus@morganstanley. com or by calling your Morgan Stanley Smith
Barney Financial Advisor.

The securities described herein (other than the market -linked certificates of deposit) are not bank deposits and are not insured or guaranteed by the Federal
Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Additional Information for Market -Linked Certificates of Deposit (MLDs)

MLDs are not SEC registered offerings. Before you invest in any MLD, you should read the complete offering materials applicable to such MLD. For indicative terms and conditions on any Market -Linked Certificate of Deposit, please contact your Morgan Stanley Smith Barney Financial Advisor or call the toll-free number 1-800-584-6837.

Each issuer listed above is the issuer for offerings only where expressly identified. None of the issuers are responsible for the filings made with the
SEC by the other issuers identified in this document.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                        May 2011

Client Strategy Guide: May 2011 Offerings                                 Page 4

Selected Features and Risk Disclosures

Features
Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance.
Such features may include:

o    Varying levels of exposure to potential capital appreciation or depreciation

o    Returns based on a defined formula

o    Variety of underlying assets, including equities, commodities, currencies and interest rates

o    Minimum investment of $1,000; unless otherwise noted

Key Risks

An investment in Structured Investments involves a variety of risks. The following are some of the significant risks related to Structured Investments.
Please refer to the "Selected Risks and Considerations" section at the end of this brochure for a fuller description of these risk factors.

The market price of Structured Investments may be influenced by a variety of unpredictable factors. Several factors may influence the value of a particular
Structured Investment in the secondary market, including, but not limited to, the value and volatility of the underlying asset, interest rates, credit spreads charged by the market for taking the applicable issuer's credit risk, dividend rates on any equity underlying asset, and time remaining to maturity. In addition, we expect that the secondary market price of a Structured Investment will be adversely affected by the fact that the issue price of the Structured
Investment includes the agent's commissions and expected profit.

Issuer credit risk. All payments on Structured Investments are dependent on the applicable issuer's ability to pay all amounts due and therefore investors are subject to the credit risk of the applicable issuer.

Secondary trading may be limited. There may be little or no secondary market for a particular Structured Investment. If the applicable pricing supplement so specifies, we may apply to list a Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

Appreciation potential or participation in the underlying asset may be limited.
The terms of a Structured Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.

Potential loss of principal. The terms of a Structured Investment may not provide for the return of principal and an investment may result in a loss of some or all of your principal. Even where repayment of principal is provided for by the terms of the Structured Investment, it is still subject to the credit risk of the applicable issuer and the applicable issuer's ability to repay its obligations. In addition, you may receive less, and possibly significantly less, than the stated principal amount if you sell your investment prior to maturity.

Structured Investments that provide for repayment of principal typically do not make periodic interest payments. Unlike ordinary debt securities, Structured
Investments that provide for repayment of principal typically do not pay interest. Instead, at maturity, the investor receives the principal amount plus a supplemental redemption amount, if any, based upon the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.

You may receive only the principal amount at maturity for Structured Investments that provide for repayment of principal. Because the supplemental redemption amount due at maturity on these Structured Investments may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity may not compensate you for the effects of inflation or other factors relating to the value of money over time.

Potential conflicts. The issuer of a Structured Investment and its affiliates may play a variety of roles in connection with the Structured Investment, including acting as calculation agent and hedging the issuer's obligations under the Structured Investment. Such activity could adversely affect the payouts to investors on Structured Investments.

The aforementioned risks are not intended to be an exhaustive list of the risks associated with a particular Structured Investment offering. Before you invest in any Structured Investment, you should thoroughly review the particular investment's prospectus and related offering materials for a comprehensive description of the risks and considerations associated with the offering.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                        May 2011

Client Strategy Guide: May 2011 Offerings                                 Page 5

Structured Investments Spectrum

Structured Investments can be divided into six broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives -- Market -Linked Deposits -- FDIC Insured, Market -Linked
Notes, Partial Principal at Risk Securities, Enhanced Yield, Leveraged
Performance and Access.

Market-Linked Deposits -- FDIC Insured combine the repayment of all                  [] May be appropriate for investors who do not require periodic
principal at maturity, subject to applicable FDIC insurance limits and issuer           interest payments, are concerned about principal at risk, and who
credit risk, with the potential for capital appreciation based on the                   are willing to forgo some upside in exchange for the repayment of
performance of an underlying asset.                                                     all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk.

Market-Linked Notes combine the repayment of all principal at maturity               [] May be appropriate for investors who do not require periodic
subject to issuer credit risk, with the potential for capital appreciation based        interest payments, are concerned about principal at risk, do not
on the performance of an underlying asset. Market-Linked Notes do not                   require FDIC insurance on their investment, and who are willing to
have the benefit of FDIC insurance.                                                     forgo some upside in exchange for the repayment of all principal at maturity, subject to issuer credit risk.

Partial Principal at Risk Securities combine the repayment of some                   [] May be appropriate for investors who do not require periodic
principal at maturity, subject to issuer credit risk, with the potential for capital    interest payments, are concerned about principal at risk, do not
appreciation based on the performance of an underlying asset.                           require FDIC insurance on their investment, and who are willing to risk a portion of their principal and forgo some upside return in exchange for the issuer's obligation to repay some principal at maturity.

Enhanced Yield Investments seek to potentially generate current income               [] May be appropriate for investors who are willing to forgo some or all
greater than that of a direct investment in an underlying asset with the                of the appreciation in the underlying asset and assume full
investor accepting full exposure to the downside with limited or no                     downside exposure to the underlying asset in exchange for
opportunity for capital appreciation.                                                   enhanced yield in the form of above-market interest payments.
Leveraged Performance Investments allow investors the possibility of                 [] May be appropriate for investors who expect only modest changes
capturing enhanced returns relative to an underlying asset's actual                     in the value of the underlying asset and who are willing to give up
performance within a given range of performance in exchange for giving up               appreciation on the underlying asset that is beyond the
returns above the specified cap, in addition to accepting full downside                 performance range, and bear the same or similar downside risk
exposure to the underlying asset.                                                       associated with owning the underlying asset

Access Investments provide exposure to a market sector, asset class,                 [] May be appropriate for investors interested in diversification and
theme or investment strategy that may not be easily accessible to an                    exposure to difficult to access asset classes, market sectors or
individual investor by means of traditional investments.                                investment strategies.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                        May 2011

Client Strategy Guide: May 2011 Offerings                                 Page 6

     [Information related to offerings to be issued by issuers that are not affiliated with Morgan Stanley has been redacted]

                         [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                        May 2011

Client Strategy Guide: May 2011 Offerings                                 Page 7

                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                        May 2011

Client Strategy Guide: May 2011 Offerings                                 Page 8

Opportunities in U.S. Equities

Enhanced Yield [] 7% to 9% ELKS([R]) based on CBS Corporation (CBS)

         [] Relatively short-term yield enhancement strategy that offers above-
            market, fixed monthly coupons in exchange for full downside exposure to the underlying equity and, in most cases, no appreciation potential on the underlying equity.
Strategy [] ELKS offer limited protection against a decline in the price of the
Overview    underlying equity at maturity but only if the underlying equity does not close at or below the predetermined downside threshold price on any trading day during the investment term
         [] Monthly coupon is paid regardless of the performance of the underlying equity

               [] All principal is at risk under the terms of the ELKS
               [] Full downside exposure to the underlying equity if the underlying equity closes at or below the downside threshold price on any trading day during the investment term
               [] No participation in any appreciation of the underlying equity unless the underlying equity closes at or below the downside threshold price on any trading day during the
Risk              investment term and at maturity (or on the valuation date if the issuer elects to pay
Considerations    cash) closes above its initial equity price
               [] If the underlying equity closes at or below the downside threshold price on any trading day during the investment term, the ELKS will redeem for shares of the underlying equity, or the equivalent cash value, which will be less than the initial investment if the underlying equity closes below the initial equity price on the maturity date (or the valuation date if the issuer elects to pay cash)

ELKS offer an enhanced yield strategy that pays a periodic, above-market, fixed rate coupon (per annum) that will be determined on the pricing date, and will have the terms described below. The ELKS do not guarantee the return of any principal at maturity. At maturity, the ELKS will pay either (i) an amount of cash equal to the stated principal amount of the ELKS or (ii) if the closing price of the common stock of CBS Corporation decreases to or below the downside threshold price on any trading day over the term of the ELKS, a number of shares of common stock of CBS Corporation equal to the equity ratio (as defined below)
or, if we so elect, the cash value (determined as of the valuation date) of such shares. The value of those shares of common stock of CBS Corporation or that cash, as applicable, may be significantly less than the stated principal amount of the ELKS and may be zero. The ELKS are senior unsecured obligations of Morgan
Stanley, and all payments on the ELKS are subject to the credit risk of Morgan
Stanley.

Issuer                       Morgan Stanley
---------------------------- -----------------------------------------------------
Underlying Equity            The common stock of CBS Corporation (CBS)
---------------------------- -----------------------------------------------------
Maturity Date                November 23, 2011 (6 Months)
---------------------------- -----------------------------------------------------
Minimum Payment at Maturity  None
---------------------------- -----------------------------------------------------
Coupon                       7% to 9% per annum (approximately equivalent to
                             $0.3422 to $0.4400 per ELKS for the term of the
                             ELKS), paid monthly and calculated on a 30/360
                             basis. The actual coupon will be determined on the
                             Pricing Date.
---------------------------- -----------------------------------------------------
Coupon Payment Dates         Monthly, on the 23rd of each month, beginning on
                             June 23, 2011
---------------------------- -----------------------------------------------------
                             [] If the closing price has not decreased to or
                             below the Downside Threshold Price on any trading
                             day from but excluding the Pricing Date to and
                             including the Valuation Date, then you will receive
                             an amount in cash equal to $10 per ELKS; or
Payment at Maturity per ELKS [] If the closing price has decreased to or below the Downside Threshold Price on any trading day
                             from but excluding the Pricing Date to and
                             including the Valuation Date, then you will receive
                             shares of CBS Corporation common stock in exchange
                             for each ELKS in an amount equal to the Equity
                             Ratio per ELKS or, if the issuer so elects, the
                             cash value (determined as of the Valuation Date) of
                             such shares. The value of those shares of common
                             stock or that cash, as applicable, may be
                             significantly less than the stated principal amount
                             of the ELKS and may be zero.

---------------------------- -----------------------------------------------------
Downside Threshold Price     80% of the Initial Equity Price
---------------------------- -----------------------------------------------------
Initial Equity Price         The closing price of the Underlying Equity on the
                             Pricing Date
---------------------------- -----------------------------------------------------
Equity Ratio                 $10 divided by the Initial Equity Price, subject to
                             adjustment for certain corporate events affecting
                             the issuer of the Underlying Equity. The Equity
                             Ratio will be determined on the Pricing Date.
---------------------------- -----------------------------------------------------
Issue Price/Stated Principal $10 per ELKS
Amount
---------------------------- -----------------------------------------------------
Listing                      The ELKS will not be listed on any securities
                             exchange.
---------------------------- -----------------------------------------------------
Valuation Date               November 18, 2011, subject to adjustment for
                             non-trading days and certain market disruption
                             events
---------------------------- -----------------------------------------------------
Expected Pricing Date(1)     This offering is expected to close for ticketing on
                             Tuesday -- May 24, 2011.

(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change.
Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                        May 2011

Client Strategy Guide: May 2011 Offerings                                 Page 9

Opportunities in U.S. Equities

Enhanced Yield [] Contingent Income Auto-Callable Securities on Freeport-McMoRan Copper  and  Gold Inc. (FCX)

         [] Potential yield enhancement strategy for investors with a range-bound view on Freeport-McMoRan
            Copper  and  Gold Inc. (FCX)
         [] Opportunity to receive a contingent quarterly coupon, provided that the underlying stock closes at or
Strategy    above the predetermined downside threshold level on the related determination date
Overview [] The securities will redeem for par plus the contingent coupon payment if on any determination date the closing price of the underlying stock is at or above the initial share price
         [] The securities provide full repayment of principal at maturity if the underlying stock closes at or above the predetermined downside threshold level on the final determination date

               [] All principal is at risk under the terms of the Auto-Callable
                  Securities
               [] Investors will not participate in any appreciation in the price of
Risk              the underlying stock and the return on the security will be limited to the contingent quarterly coupons earned during the
Considerations    term
               [] Contingent quarterly payments may be zero for some or all quarterly periods
               [] All payments are subject to the credit risk of the issuer

Contingent Income Auto-Callable Securities offer the opportunity for investors to earn a contingent quarterly payment equal to 3.50% to 4.00% of the stated
principal amount, with respect to each determination date on which the closing price of the underlying stock is greater than or equal to 80% of the initial share price, which we refer to as the downside threshold level. In addition, if the closing price of the underlying stock is greater than or equal to the initial share price on any determination date, the securities will be automatically redeemed for an amount per security equal to the stated principal amount and the contingent quarterly payment. However, if on any determination date the closing price of the underlying stock is less than the initial share price, the securities will not be redeemed and if that closing price is less than the downside threshold level, you will not receive any contingent quarterly payment for that quarterly period. As a result, investors must be willing to accept the risk of not receiving any contingent quarterly payment and also the risk of receiving shares of the underlying stock, which will occur if the securities are not redeemed prior to maturity and the closing price of the underlying stock is below the downside threshold level on the final determination date, in which case investors will be exposed to the decline in the closing price of the underlying stock and the value of those shares investors receive at maturity will be significantly less than the stated
principal amount of the securities and could be zero. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any appreciation of the underlying stock. The securities are senior unsecured obligations of Morgan Stanley, and all payments on the securities are subject to the credit risk of Morgan Stanley.

Issuer                              Morgan Stanley
----------------------------------- --------------------------------------------------------------
Underlying Stock                    Freeport-McMoRan Copper  and  Gold, Inc. (FCX)
----------------------------------- --------------------------------------------------------------
Maturity Date                       May 24, 2012 (approximately 1 Year)
----------------------------------- --------------------------------------------------------------
Early Redemption                    If, on any of the first three Determination
                                    Dates, the Determination Closing Price of
                                    the Underlying Stock is greater than or
                                    equal to the Initial Share Price, the
                                    securities will be automatically redeemed
                                    for an Early Redemption payment on the third
                                    business day following the related
                                    Determination Date.
----------------------------------- --------------------------------------------------------------
Early Redemption Payment            The Early Redemption Payment will be an
                                    amount equal to (i) the Stated Principal
                                    Amount plus (ii) the Contingent Quarterly
                                    Payment with respect to the related
                                    Determination Date.
----------------------------------- --------------------------------------------------------------
                                    [] If on any Determination Date, the
                                    Determination Closing Price or the Final
                                    Share Price, as applicable, is greater than
                                    or equal to the Downside Threshold Level, we
                                    will pay a Contingent Quarterly Payment of
                                    $0.35 to $0.40 (3.50% to 4.00% of the stated
                                    principal amount) per security on the
                                    related Contingent Payment Date. The actual
                                    contingent quarterly payment will be
                                    determined on the pricing date.
Contingent Quarterly Payment        [] If on any Determination Date, the
                                    Determination Closing Price or the Final
                                    Share Price, as applicable, is less than the
                                    Downside Threshold Level, no Contingent
                                    Quarterly Payment will be made with respect
                                    to that Determination Date.
----------------------------------- --------------------------------------------------------------
Determination Dates                 August 21, 2011, November 21, 2011, February
                                    21, 2012 and May 21, 2012. We also refer to
                                    May 21, 2012 as the final Determination
                                    Date.
----------------------------------- --------------------------------------------------------------
Contingent Payment Dates            With respect to each Determination Date
                                    including the final Determination Date, the
                                    third business day after the related
                                    Determination Date. The payment of the
                                    contingent quarterly payment, if any, with
                                    respect to the final Determination Date will
                                    be made on the Maturity Date.
----------------------------------- --------------------------------------------------------------
                                    [] If the Final Share Price is greater than
                                    or equal to the Downside Threshold Level:
                                    (i) the Stated Principal Amount plus (ii)
                                    the Contingent Quarterly Payment with
                                    respect to the final Determination Date
Payment at Maturity                 [] If the Final Share Price is less than the
                                    Downside Threshold Level: (i) (a) a number
                                    of shares of the Underlying Stock equal to
                                    the product of the Exchange Ratio and the
                                    Adjustment Factor, each as of the final
                                    Determination Date, or (b) at our option,
                                    the cash value of such shares as of the
                                    final Determination Date
----------------------------------- --------------------------------------------------------------
Exchange Ratio                      Stated Principal Amount divided by the Initial Share Price
----------------------------------- --------------------------------------------------------------
Adjustment Factor                   1.0, subject to adjustment in the event of
                                    certain corporate events affecting the
                                    Underlying Stock
----------------------------------- --------------------------------------------------------------
Downside Threshold Level            80% of the Initial Share Price
----------------------------------- --------------------------------------------------------------
Issue Price/Stated Principal Amount $10 per security
----------------------------------- --------------------------------------------------------------
Listing                             The securities will not be listed on any securities exchange.
----------------------------------- --------------------------------------------------------------
Expected Pricing Date(1)            This offering is expected to close for
                                    ticketing on Tuesday -- May 24, 2011.

(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change.
Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley  and  Co. Incorporated, or Citigroup Global Markets
Inc. and you should not regard it as a research report.
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

May 2011

Client Strategy Guide: May 2011 Offerings                                Page 10

                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                        May 2011

Client Strategy Guide: May 2011 Offerings                                Page 11

                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                        May 2011

Client Strategy Guide: May 2011 Offerings                                Page 12

                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                        May 2011

Client Strategy Guide: May 2011 Offerings                                Page 13

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                        May 2011

MorganStanley SmithBarney

Client Strategy Guide: May 2011 Offerings Page 14

Opportunities in U.S. Equities

Partial Principal at Risk Securities

Equity-Linked Partial Principal at Risk Securities based on the S&P 500® Index (SPX)

Strategy Overview	✓ Minimum payment amount of 90% of the principal if held to maturity, subject to issuer's credit risk; investors may receive an additional payment based on the uncapped performance of the underlying asset ✓ May be appropriate for investors who have a bullish outlook on the underlying asset over the investment term, but are concerned about potential loss of principal
Risk Considerations	✓ Partial repayment of principal is available only at maturity and is subject to issuer's credit risk ✓ Investors may lose up to 10% of their investment proportionate, on a 1:1 basis, to any depreciation of the underlying index ✓ Will yield no positive return if the S&P 500® Index does not appreciate ✓ Does not provide for current income; no interest payments

Equity-Linked Securities offer investors exposure to the performance of equities or equity indices and provide for the minimum payment amount of 90% of the principal if held to maturity. They are for investors who are concerned about principal risk, but seek an equity-based return, and who are willing to forgo current yield or interest on the notes in exchange for the repayment of a substantial percentage of the principal and the opportunity to participate in the appreciation of the S&P 500® Index, if any, if the securities are held to maturity. Investors may lose up to 10% of the stated principal amount of the securities. The securities are senior unsecured obligations of Morgan Stanley, and all payments on the securities, including the payment of the minimum payment amount at maturity, are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying Index	The S&P 500® Index (SPX)
Maturity Date	May 24, 2017 (6 Years)
Interest	None
Payment at Maturity	If the final index value is *greater than* the initial index value: $10 + Supplemental Redemption Amount If the final index value is *less than or equal to* the Initial Index Value: $10 × (Final Index Value / Initial Index Value), subject to the Minimum Payment Amount ***This amount will be less than the Stated Principal Amount of $10 per security by an amount that is proportionate to the percentage depreciation of the Underlying Index. However, under no circumstances will the Payment due at Maturity be less than the Minimum Payment Amount of $9 per security.***
Supplemental Redemption Amount	(i) $10 *times* (ii) the Index Percent Change *times* (iii) the Participation Rate
Minimum Payment Amount	$9 per security
Participation Rate	100%
Index Percent Change	(Final Index Value – Initial Index Value) / Initial Index Value
Listing	The notes will not be listed on any securities exchange.
Issue Price/Stated Principal Amount	$10 per note
Expected Pricing Date[1]	This offering is expected to close for ticketing on Tuesday – May 24, 2011.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report.
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

May 2011

MorganStanley SmithBarney

Client Strategy Guide: May 2011 Offerings Page 15

Opportunities in U.S. Equities

Leveraged Performance — Trigger PLUS[SM] based on the S&P 500® Index (SPX)

Strategy Overview	✓ Trigger PLUS[SM] allow investors to capture returns matching the leveraged performance of the underlying index's actual positive performance and provide limited protection against loss should the underlying index have a negative performance, but expose the investor to full downside risk if the underlying index closes at or below the predetermined percentage on the valuation date ✓ The loss protection only applies if the underlying index closes above the predetermined percentage on the valuation date
Risk Considerations	✓ All principal is at risk under the terms of the Trigger PLUS ✓ Full downside exposure to the underlying index if the underlying index closes at or below a predetermined percentage on the valuation date ✓ Does not provide for current income; no interest payments

Trigger PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. These investments allow investors to capture enhanced returns relative to the asset's actual positive performance. The leverage typically applies only for a certain range of price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return and are exposed to the risk of loss of some or all of their investment due to the trigger feature. At maturity, an investor will receive an amount in cash based upon the closing value of the underlying asset on the valuation date, subject to the maximum payment at maturity. The Trigger PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the Trigger PLUS are subject to the credit risk of Morgan Stanley.

Issuer	Morgan Stanley
Underlying Index	The S&P 500® Index (SPX)
Maturity Date	May 23, 2014 (3 Years)
Payment at Maturity	If the Final Index Value is *greater than* the Initial Index Value: $10 + Leveraged Upside Payment. *In no event will the Payment at Maturity exceed the Maximum Payment at Maturity.* If the final index value is *less than or equal to* the initial index value and is *greater than* the Trigger Level: $10 If the final index value is *less than or equal to* the Trigger Level: $10 × Index Performance Factor. *This amount will be less than the Stated Principal Amount of $10, which will result in a loss of at least 20%, and possibly all, of your investment.*
Leveraged Upside Payment	$10 × Leverage Factor × Index Percent Increase
Leverage Factor	150%
Index Percent Increase	(Final Index Value – Initial Index Value) / Initial Index Value
Index Performance Factor	Final Index Value / Initial Index Value
Trigger Level	80% of the Initial Index Value
Valuation Date	May 20, 2014, subject to adjustment for non-index business days and certain market disruption events.
Maximum Payment at Maturity	$14.00 to $14.50 per Trigger PLUS (140% to 145% of the Stated Principal Amount). The actual Maximum Payment at Maturity will be determined on the pricing date.
Listing	The Trigger PLUS[SM] will not be listed on any securities exchange.
Issue Price/Stated Principal Amount	$10 per Trigger PLUS[SM]
Expected Pricing Date[1]	This offering is expected to close for ticketing on Tuesday – May 24, 2011.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report.
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

May 2011

Client Strategy Guide: May 2011 Offerings                                Page 16

Selected Risks  and  Considerations

An investment in Structured Investments involves a variety of risks. Structured
Investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and considerations. For example, some underlying assets have significantly higher volatility than others. Before you invest in any Structured Investment, you should thoroughly review the relevant prospectus and related offering materials for a comprehensive description of the risks associated with the Structured
Investment, including the risks related to the underlying asset(s) to which the
Structured Investment is linked.

The following are general risks applicable to most types of Structured
Investments:

Issuer Credit Risk

All payments on Structured Investments are subject to the credit risk of the applicable issuer. Any payments of interest or payments at maturity on a
Structured Investment are subject to the credit risk of the applicable issuer and the issuer's credit ratings and credit spreads may adversely affect the market value of the Structured Investment. Investors are dependent on the applicable issuer's ability to pay periodic interest payments, if any, and all amounts due on the Structured Investment at maturity and therefore investors are subject to the credit risk of the applicable issuer and to changes in the market's view of the applicable issuer's credit risk. If the applicable issuer defaults on its obligations under the Structured Investment, the investor's investment would be at risk and an investor could lose some or all of its investment. Any decline in the applicable issuer's credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment. Furthermore, unless issued as market -linked certificate of deposit, Structured Investments are not bank deposits and are not insured or guaranteed by the Federal Deposit
Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Market Risk

The price at which a particular Structured Investment may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased. Some of these factors include, but are not limited to: (i) changes in the level of the underlying asset or reference index, (ii) volatility of the underlying asset or reference index, (iii) changes in interest rates, (iv) any actual or anticipated changes in the credit ratings of the applicable issuer or credit spreads charged by the market for taking the issuer's credit risk and (v) the time remaining to maturity. In addition, we expect that the secondary market prices of a
Structured Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit.
You may receive less, and possibly significantly less, than the stated principal amount if you sell your investments prior to maturity.

Liquidity Risk

There may be little or no secondary market for a particular Structured
Investment and you should be prepared to hold your investments until maturity.
If the applicable pricing supplement so specifies, we may apply to list a particular Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. Therefore, there may be little or no secondary market for
Structured Investments. Issuers may, but are not obligated to, make a market in the Structured Investments. Even if there is a secondary market for a particular
Structured Investment, it may not provide enough liquidity to allow you to trade or sell your Structured Investment easily. Because it is not expected that other broker-dealers will participate significantly in the secondary market for
Structured Investments, the price at which you may be able to trade a Structured
Investment is likely to depend on the price, if any, at which Morgan Stanley
Smith Barney or another broker-dealer affiliated with the particular issuer of the security is willing to transact. If at any time Morgan Stanley Smith Barney or any other broker dealer were not to make a market in Structured Investments, it is likely that there would be no secondary market for Structured Investments.

Past Performance Not Indicative of Future Results

The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference index to which a specific Structured Investment is linked should not be taken as an indication of the future performance of the underlying asset or reference index during the term of the Structured Investment. Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment, but it is impossible to predict whether such levels will rise or fall.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                        May 2011

Client Strategy Guide: May 2011 Offerings                                Page 17

Conflicts of Interest

The applicable issuer, its affiliates, Morgan Stanley Smith Barney and/or its affiliates may be market participants. The applicable issuer, one or more of its affiliates or Morgan Stanley Smith Barney or its affiliates may, currently or in the future, publish research reports with respect to movements in the underlying asset to which any specific Structured Investment is linked. Such research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding a specific
Structured Investment or Structured Investments generally. Any of these activities could affect the market value of a specific Structured Investment or
Structured Investments generally.

In most Structured Investments, an affiliate of Morgan Stanley or the applicable issuer is designated to act as calculation agent to calculate the period interest or payment at maturity due on the Structured Investment. Any determinations made by the calculation agent may affect the payout to investors.

Hedging and Trading Activity

Hedging and trading activity by the issuer and its subsidiaries and affiliates could potentially adversely affect the value of the Structured Investments. We expect that the calculation agent and its affiliates for a particular Structured
Investment will carry out hedging activities related to that Structured
Investment, including trading in the underlying asset, as well as in other instruments related to the underlying asset. The issuer's subsidiaries and affiliates may also trade in the underlying asset and other instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the trade date and during the term of the Structured Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions and Hedging Profits

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of Structured
Investments. Assuming no change in market conditions or any other relevant factors, the price, if any, at which a market -maker is willing to purchase
Structured Investments in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the Structured Investments, as well as the cost of hedging the applicable issuer's obligations under the Structured Investments. The cost of hedging includes the projected profit that the calculation agent and its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. In addition, any secondary market prices may differ from values determined by pricing models used by the market -maker as a result of dealer discounts, mark-ups or other transaction costs.

With respect to any MLD offering, you can only count on FDIC insurance to cover the deposit amount of each MLD and, if applicable, the minimum index interest.

In the event that FDIC insurance payments become necessary for the MLDs prior to the maturity date, the FDIC is only required to pay the Deposit Amount of the
MLDs together with any accrued minimum index interest, if any, as prescribed by law, and subject to the applicable FDIC insurance limits. FDIC insurance is not available for any index interest if the applicable issuer fails prior to the maturity date, in the case of the MLDs. FDIC insurance is also not available for any secondary market premium paid by a depositor above the principal amount of an MLD. Except to the extent insured by the FDIC, the MLDs are not otherwise insured by any governmental agency or instrumentality or any other person.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                        May 2011

MorganStanley SmithBarney

Client Strategy Guide: May 2011 Offerings Page 18

IMPORTANT INFORMATION AND QUALIFICATIONS:

The information provided herein was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith Barney LLC, and is not a product of the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley Japan Limited; in Hong Kong by Morgan Stanley Dean Witter Asia Limited; in Singapore by Morgan Stanley Dean Witter Asia (Singapore) Pte., regulated by the Monetary Authority of Singapore, which accepts responsibility for its contents; in Australia by Morgan Stanley Dean Witter Australia Limited A.B.N. 67 003 734 576, a licensed dealer, which accepts responsibility for its contents; in Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in Spain by Morgan Stanley, S.V., S.A., a Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan Stanley & Co. Incorporated., which accepts responsibility for its contents; and in the United Kingdom, this publication is approved by Morgan Stanley & Co. International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and is distributed in the European Union by Morgan Stanley & Co. International PLC, except as provided above. Private U.K. investors should obtain the advice of their Morgan Stanley & Co. International PLC representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for "wholesale clients" within the meaning of the Australian Corporations Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request. This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of Morgan Stanley.

"PLUS℠" is a service mark of Morgan Stanley.

"Standard & Poor's®," "S&P®," "S&P 500®," "SPDR®" and "S&P GSCI™" are trademarks of Standard & Poor's Financial Services LLC ("S&P") and have been licensed for use. The securities are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the securities.

ELKS® is a registered service mark of Citigroup Global Markets Inc. and has been licensed for use.

Copyright © by Morgan Stanley 2011, all rights reserved.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report. May 2011
Please see the offering materials for complete product disclosure including tax disclosure and related risks.